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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  JULY 24, 2001
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                              GOLDEN TELECOM, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                            0-27423                            51-0391303
(State of incorporation)          (Commission File Number)         (IRS Employer Identification No.)

                 REPRESENTATION OFFICE GOLDEN TELESERVICES, INC.
                               12 TRUBNAYA ULITSA
                              MOSCOW, RUSSIA 103045
                     (Address of principal executive office)

                              (011-7-501) 797-9300
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         Golden Telecom, Inc. (the "Company" "GTI") has completed a buy-back of $25.0 million, or 2,272,727 shares, of the Company's common stock at $11.00 per share, from a subsidiary of Global TeleSystems, Inc. ("GTS"). After this sale, GTS continues to own 588,479 shares, or approximately 2.6 percent, of GTI's common stock.

         To effect the buy-back, GTI as designated purchaser exercised the options held by Alfa Telecom Limited ("Alfa"), Capital International Global Emerging Markets Private Equity Fund, L.P. ("Capital"), and investment funds managed by Baring Vostok Capital Partners ("Baring Vostok") to acquire GTI stock for $11.00 per share from GTS. Alfa, Capital, and Baring Vostok acquired these options in conjunction with their acquisition of $125 million in GTI shares from GTS in May 2001.

Item 7.  Financial Statements and Exhibits.

         None

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   GOLDEN TELECOM, INC.
                                   (Registrant)



                                   By:    /s/ DAVID J. WISHER
                                         ---------------------------------------
                                   Name:  David J. Wisher
                                   Title: Chief Financial Officer and Treasurer
                                   (Principal Financial and Accounting Officer)


Date:  July 24, 2001